UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2026

MIDNIGHT GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-266245	81-4053066
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

1900 E. Golf Road, Suite 950

Schaumburg, Illinois 60173

(Address of principal executive offices)

Registrant's telephone number, including area code: (888) 525-0010

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01  Entry into a Material Definitive Agreement.

On March 8, 2026, Midnight Gaming Corporation (the "Company") approved and executed an Omnibus Amendment to Outstanding Common Stock Purchase Warrants (the "Warrant Amendment"). The Warrant Amendment applies to all outstanding warrants to purchase shares of the Company's common stock issued by the Company, including while operating under the former name McGraw Conglomerate Corp, from October 11, 2016 through March 8, 2026, including warrants previously disclosed in the Company's SEC filings, reflected on the Company's cap table dated January 22, 2026, described in the Company's 2024 and 2025 financial statement packages, any 2025 warrants not separately itemized in those materials, and any warrants issued, amended, exchanged, replaced, assumed or restated through the effective time as identified in the Company's warrant register, executed instruments and other books and records (collectively, the "Midnight Warrants").

Effective March 8, 2026, each Midnight Warrant may be exercised, in whole or in part, at the holder's election, on a cashless basis without payment of the stated cash exercise price. Upon a valid cashless exercise, the Company will issue a net number of shares of Common Stock equal to (A × (B − C)) ÷ B, rounded down to the nearest whole share, where A equals the number of warrant shares then being exercised, B equals the Fair Market Value of the Common Stock as defined in the Warrant Amendment, and C equals the exercise price then in effect for the applicable Midnight Warrant. If the Fair Market Value is equal to or less than the applicable exercise price, no shares will be issued on a cashless exercise and the holder may instead elect a cash exercise if otherwise permitted under the applicable warrant.

The Warrant Amendment does not eliminate the holders' ability to conduct a cash exercise. Except for the addition of the universal cashless exercise right and related administrative provisions, all other terms of the Midnight Warrants, including expiration dates, anti-dilution adjustments, transfer restrictions, legend requirements and any beneficial ownership limitations, remain unchanged.

The foregoing description of the Warrant Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Omnibus Amendment to Outstanding Common Stock Purchase Warrants, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference. Effective as of March 8, 2026, the Company materially modified the rights of the holders of the Midnight Warrants outstanding at the effective time by adding a universal cashless exercise right applicable to all such warrants, including any 2025 warrants not separately itemized in current files and any 2026 warrants issued through March 8, 2026 that are evidenced by executed instruments or otherwise reflected in the Company's books and records.

Item 8.01  Other Events.

On March 8, 2026, the Company began distributing a Notice to Warrant Holders describing the new cashless exercise right to holders of the Midnight Warrants. A form of that notice is filed as Exhibit 99.1 to this Current Report on Form 8-K. Holders whose Midnight Warrants are held in street name through a broker, bank or nominee, and holders whose warrants are not separately listed in any current SEC filing, cap table summary or interim financial statement package but are otherwise reflected in the Company's books and records, will nevertheless be administered as covered holders under the Warrant Amendment.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Form of Omnibus Amendment to Outstanding Common Stock Purchase Warrants covering all outstanding warrants issued from October 11, 2016 through March 8, 2026, including omitted 2025 issuances and any 2026 issuances through the effective time, effective March 8, 2026.

99.1	Form of Notice to Warrant Holders regarding universal cashless exercise rights for all covered warrants through March 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDNIGHT GAMING CORPORATION

Date: March 8, 2026	By:	/s/ Kinney L. McGraw
	Name:	Kinney L. McGraw
	Title:	Chief Executive Officer

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